Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints William H. Lewis and Christine Pellizzari, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement filed with the Securities and Exchange Commission (“SEC”) by Insmed Incorporated on May 19, 2017 (the “Registration Statement”), and any registration statement relating to any offering covered by the Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:	12/1/17	By:	/s/ Paolo Tombesi
Name: Paolo Tombesi
Title: Chief Financial Officer